UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2015

Nathan’s Famous, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 338-8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 10, 2015, Nathan’s Famous, Inc. (the “Company”) completed its previously announced offering of $135.0 million aggregate principal amount of 10.000% Senior Secured Notes due 2020 (the “Notes”).  The Company will use the net proceeds of the Notes offering to pay a special dividend of $25.00 per share to Company stockholders of record and will use the remaining net proceeds for general corporate purposes, including working capital. The Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulation S under the Securities Act.

Indenture

The Notes were issued pursuant to an indenture, dated as of March 10, 2015 (the “Indenture”), by and among the Company, certain of its wholly-owned subsidiaries, as guarantors, and U.S. Bank National Association, a national banking association, as trustee and collateral trustee.

The Notes mature on March 15, 2020 and bear interest at a rate of 10.000% per annum, payable semi-annually in cash in arrears on March 15 and September 15 of each year, beginning September 15, 2015. The Notes will be redeemable at the Company’s option, in whole or in part, at any time prior to September 15, 2017 at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus an applicable premium.  Thereafter, the Company may redeem the Notes, at any time on or after September 15, 2017, at redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, on the Notes redeemed to (but not including) the applicable redemption date, if redeemed during the periods indicated below:

Year	Percentage
On or after September 15, 2017 and prior to March 15, 2018	105.000%
On or after March 15, 2018 and prior to March 15, 2019	102.500%
On and after March 15, 2019	100.000%

In addition, before September 15, 2017, the Company may redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price equal to 110.000% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, with the proceeds from certain types of public equity offerings.

The Notes are fully and unconditionally guaranteed on a senior secured basis by each of the Company’s wholly-owned domestic subsidiaries, with certain exceptions. Pursuant to the terms of a collateral trust agreement, the liens securing the Notes and the guarantees will be contractually subordinated to the liens securing any future credit facility.

The Notes and the guarantees will be the Company and the guarantors’ senior secured obligations and will rank:

•	senior in right of payment to all of the Company and the guarantors’ future subordinated indebtedness;
•	effectively senior to all unsecured senior indebtedness to the extent of the value of the collateral securing the Notes and the guarantees;
•	pari passu with all of the Company and the guarantors’ other senior indebtedness;
•	effectively junior to any future credit facility to the extent of the value of the collateral securing any future credit facility and the Notes and the guarantees and certain other assets;
•
effectively junior to any of the Company and the guarantors’ existing and future indebtedness that is secured by assets other than the collateral securing the Notes and the guarantees to the extent of the value of any such assets; and

•	structurally subordinated to the indebtedness of any of the Company’s current and future subsidiaries that do not guarantee the Notes.

Upon the occurrence of a change of control (as defined in the Indenture), if the Company has not previously exercised its right to redeem all of the outstanding Notes pursuant to the optional redemption as described above, the Company must offer to repurchase the Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture contains certain covenants limiting the Company’s ability and the ability of its restricted subsidiaries (as defined in the Indenture) to, subject to certain exceptions and qualifications: (i) incur additional indebtedness; (ii) pay dividends or make other distributions on, redeem or repurchase, capital stock; (iii) make investments or other restricted payments; (iv) create or incur certain liens; (v) incur restrictions on the payment of dividends or other distributions from its restricted subsidiaries; (vi) enter into certain transactions with affiliates; (vii) sell assets; or (viii) effect a consolidation or merger.

The Indenture also contains customary events of default, including, among other things, failure to pay interest, failure to comply with agreements related to the indenture, failure to pay at maturity or acceleration of other indebtedness, failure to pay certain judgments, and certain events of insolvency or bankruptcy.  Generally, if any event of default occurs, the Trustee or the holders of at least 25% in principal amount of the Notes may declare the Notes due and payable by providing notice to the Company.  In case of default arising from certain events of bankruptcy or insolvency, the Notes will become immediately due and payable.

The description of the Indenture contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.03  Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is incorporated by reference into this Item 3.03.  The Indenture contains various restrictive covenants, including a covenant that, among other things, restricts the Company’s ability to pay dividends (other than the special dividend referred to in Item 1.01) or make distributions or repurchase capital stock, subject to certain exceptions and qualifications.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of March 10, 2015, by and among Nathan’s Famous, Inc., certain of its wholly-owned subsidiaries, as guarantors, and U.S. Bank National Association, a national banking association, as trustee and collateral trustee (including the Form of Note)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 12, 2015	NATHAN’S FAMOUS, INC.

	By:	/s/ Ronald DeVos
		Name:	Ronald DeVos
		Title:	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture, dated as of March 10, 2015, by and among Nathan’s Famous, Inc., certain of its wholly-owned subsidiaries, as guarantors, and U.S. Bank National Association, a national banking association, as trustee and collateral trustee (including the Form of Note)